Exhibit 10.1

PREFERENTIAL RIGHTS AGREEMENT

THIS PREFERENTIAL RIGHTS AGREEMENT, dated as of March 7, 2014 (this “Agreement”), is adopted, executed and agreed to by Crosstex Energy, Inc., a Delaware corporation (“Crosstex”), Crosstex Energy, L.P., a Delaware limited partnership (to be renamed EnLink Midstream Partners, LP on the date hereof) (the “Partnership”), and EnLink Midstream, LLC, a Delaware limited liability company (“EnLink Midstream”).

R E C I T A L S

WHEREAS, Crosstex is a member of E2 Appalachian Compression, LLC, a Delaware limited liability company (“E2 Appalachian”), pursuant to that certain Amended and Restated Limited Liability Company Agreement of E2 Appalachian, dated as of March 5, 2013 (the “E2 Appalachian Agreement”);

WHEREAS, Crosstex is also a member of E2 Energy Services, LLC, a Delaware limited liability company and the acting manager of E2 Appalachian (“E2 Energy”), pursuant to that certain Amended and Restated Limited Liability Company Agreement of E2 Energy (the “E2 Energy Agreement” and together with the E2 Appalachian Agreements, the “E2 Agreements”);

WHEREAS, Crosstex owns Common A Units (as defined in each of the E2 Agreements) of E2 Appalachian and E2 Energy that, pursuant to the E2 Agreements, may be freely transferred to the Partnership (together with any additional interest in E2 acquired by Crosstex, and to the extent so deemed pursuant to Section 2.3 hereof, the Access Interest (as defined below), the “Equity Interests”);

WHEREAS, Crosstex has entered into an Agreement and Plan of Merger, dated as of October 21, 2013 (the “Merger Agreement”), with Devon Energy Corporation, a Delaware corporation (“Devon”), Devon Gas Services, L.P., a Texas limited partnership (“Devon Gas Services”), Acacia Natural Gas Corp I, Inc., a Delaware corporation, EnLink Midstream, Rangers Merger Sub, Inc., a Delaware corporation, and Boomer Merger Sub, Inc., a Delaware corporation;

WHEREAS, the Partnership has entered into a Contribution Agreement, dated as of October 21, 2013 (the “Contribution Agreement” and together with the Merger Agreement, the “Strategic Agreements”), with Devon, Devon Gas Corporation, a Delaware corporation, Devon Gas Services, Southwestern Gas Pipeline, Inc., a Texas corporation, and Crosstex Energy Services, L.P., a Delaware limited partnership;

WHEREAS, Devon owns a 50% interest in the Access Pipeline Inc. (the “Access Interest”); and

WHEREAS, in connection with the consummation of transactions contemplated by the Strategic Agreements, and concurrently with the execution of this Agreement, Devon and EnLink Midstream are entering into that certain First Offer Agreement (the “First Offer Agreement”), pursuant to which Devon shall grant EnLink Midstream a right of first offer with respect to the Access Interest (the “Access ROFO”);

WHEREAS, this Agreement is being executed in connection with, and as a condition to the Partnership’s obligations under, the Contribution Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties, intending to be legally bound, do hereby agree and covenant as follows:

ARTICLE I
DEFINITIONS

The following definitions shall for all purposes, unless otherwise clearly indicated to the contrary, apply to the terms used in this Agreement.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question.  As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Person” or “person” means an individual or a corporation, firm, limited liability company, partnership, joint venture, trust, unincorporated organization, association, governmental agency or political subdivision thereof or other entity.

“Transfer” as to the Equity Interests, means any direct or indirect transfer, assignment, sale, gift, pledge, hypothecation or other encumbrance, or any other disposition (whether voluntary, involuntary or by operation of law).

ARTICLE II
PREFERENTIAL RIGHTS

Section 2.1                                    Transfer of Equity Interests.  Crosstex shall not Transfer the Equity Interests, in whole or in part, except in accordance with the terms and conditions set forth in this Article II.

Section 2.2                                    Right of First Refusal.

(a)                                 Crosstex hereby grants the Partnership a right of first refusal, until the 10th anniversary of the date hereof (the “ROFR Period”), on the Equity Interests to the extent that Crosstex receives an offer for the Transfer of all or any portion of such Equity Interests.  During the ROFR Period, Crosstex shall not enter into any direct or indirect agreement, arrangement or understanding (whether in writing or otherwise) to Transfer all or a portion of the Equity Interests without complying with this Section 2.2.

(b)                                 In the event Crosstex receives an offer for the Transfer of an Equity Interest during the ROFR Period (a “Transfer Offer”) that Crosstex desires to accept, Crosstex shall promptly give notice in writing to the Partnership (the “ROFR Notice”) of its intention to accept such Transfer Offer.  The ROFR Notice shall include (i) a description of all material terms, conditions and details of the Transfer Offer, including with respect to timing, the number of Common A Units proposed to be Transferred, the Transfer price, which shall be denominated and payable in U.S. dollars, and the identity of the offeror, (ii) a copy of the Transfer Offer, which must be in writing, signed by the offeror and accompanied by reasonable supporting documentation evidencing the offeror’s ability to pay the Transfer price and (iii) a certification that there are no other direct or indirect agreements, arrangements or understandings (in writing or otherwise) with respect to the applicable Equity Interest and that Crosstex has complied with its obligations under this Section 2.2 through the date thereof.  Crosstex shall provide the Partnership such additional and supplemental information as the Partnership shall request within 10 days of receiving such request and Crosstex shall cooperate fully with the Partnership in its evaluation of the Transfer Offer and the ROFR Notice.  The Partnership shall have 60 days following receipt of the ROFR Notice to indicate, in writing, its intent to enter into a transaction to purchase the applicable Equity Interest on terms substantially similar to those set forth in the ROFR Notice (the “ROFR Response”).  During such 60-day period, Crosstex shall not solicit alternative proposals from any other party for the applicable Equity Interest.  If no ROFR Response is delivered by the Partnership within such 60-day period, then the Partnership shall be deemed to have waived its right of first refusal with respect to the applicable Equity Interest, subject to Section 2.4(d).

(c)                                  Upon delivery of a ROFR Response, Crosstex shall enter into an agreement with the Partnership providing for the consummation of a transaction on substantially similar terms as those set forth in the ROFR Notice.  Unless otherwise agreed between Crosstex and the Partnership, the terms of the purchase and sale agreement will include the following:

(i)                                     the Partnership will deliver the agreed purchase price (in cash, equity interests in the Partnership, an interest-bearing promissory note, or any combination thereof);

(ii)                                  Crosstex will represent that it has good and marketable legal and beneficial title to the Equity Interest, free and clear of all liens and encumbrances;

(iii)                               the closing date for the purchase of the Equity Interest shall occur no later than 180 days following receipt by Crosstex of the ROFR Response; and

(iv)                              Crosstex and the Partnership shall use commercially reasonable efforts to do or cause to be done all things that may be reasonably necessary or advisable to effectuate the consummation of any transactions contemplated hereby, including causing its respective Affiliates to execute, deliver and perform all documents, notices, amendments, certificates, instruments and consents required in connection therewith.

(d)                                 If the Partnership has not timely delivered a ROFR Response as specified above with respect to a Transfer Offer that is the subject of a ROFR Notice, Crosstex shall be free, for 60 days, to enter into a transaction with the offeror identified in such notice on terms no more favorable to such offeror than the terms set forth therein.  After such 60-day period, any proposed Transfer shall once again be subject to the provisions of this Section 2.4.

Section 2.3                                    Access Interest.  (a)  If, at any time during the ROFR Period, EnLink Midstream acquires the Access Interest, (a) such Access Interest shall automatically be deemed an “Equity Interest” under the terms of this Agreement and become subject to the preferential rights set forth in this Article II and (b) EnLink Midstream acknowledges and agrees that each obligation of Crosstex in this Article II shall apply to EnLink Midstream with respect to such Access Interest.  Within two business days of receiving any Disposition Notice (used herein as defined in the First Offer Agreement), EnLink Midstream shall provide a copy of such Disposition Notice to the Partnership.  Within 25 days of receiving any Disposition Notice, EnLink Midstream shall (i) make a determination as to whether it will exercise the Access ROFO and (ii) provide the Partnership with written notice of such determination.  If after such 25-day period, EnLink Midstream has not determined that it will exercise the Access ROFO, EnLink Midstream shall promptly (and, in any event, within 5 days) assign its rights under Article II of the First Offer Agreement to the Partnership pursuant to Section 3.6 thereof.

(b)                                 EnLink Midstream will not, during the ROFR Period, agree to any amendment, modification, waiver or termination of the Access ROFO without the prior written consent of the Partnership.

ARTICLE III
GENERAL PROVISIONS

Section 3.1                                    Addresses and Notices.  Any notice or other communication required or permitted under, or otherwise in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered in person; (b) upon confirmation of receipt when transmitted by facsimile transmission (but only if followed by transmittal by national overnight courier or by hand for delivery on the next business day); or (c) on the next business day if transmitted by national overnight courier, in each case addressed as follows:

Notices to Crosstex:

Crosstex Energy, Inc.

2501 Cedar Springs Rd.

Dallas, Texas 75201

Telephone: (214) 953-9370

Facsimile: (214) 953-9501

Attention:                                         General Counsel

And a copy to (which shall not constitute notice):

Baker Botts L.L.P.

2001 Ross Avenue, Suite 700

Dallas, Texas 75201

Telephone: (214) 953-6500

Facsimile: (214) 661-4634

Attention:                                         Douglass M. Rayburn

Notices to the Partnership:

Crosstex Energy, L.P.

2501 Cedar Springs Rd.

Dallas, Texas 75201

Telephone: (214) 953-9370

Facsimile: (214) 953-9501

Attention:                                         General Counsel

And a copy to (which shall not constitute notice):

Morris, Nichols, Arsht & Tunnell LLP

1201 North Market Street, 16th Floor

P.O. Box 1347

Wilmington, Delaware 19899-1347

Telephone: (302) 658-9200

Facsimile: (302) 658-3989

Attention:                                         Louis G. Hering

Frederick H. Alexander

Notices to EnLink Midstream:

EnLink Midstream, LLC

2501 Cedar Springs Rd.

Dallas, Texas 75201

Telephone: (214) 953-9370

Facsimile: (214) 953-9501

Attention:                                         General Counsel

And a copy to (which shall not constitute notice):

Baker Botts L.L.P.

2001 Ross Avenue, Suite 700

Dallas, Texas 75201

Telephone: (214) 953-6500

Facsimile: (214) 661-4634

Attention: Douglass M. Rayburn

or to such other address as any party shall specify by written notice so given.  Rejection or other refusal to accept notice shall be deemed to be receipt of notice as of the date of such rejection or refusal.

Section 3.2                                    Assignment.  This Agreement may not be assigned by any party hereto without the prior, written consent of each other party, which may be withheld in each party’s sole discretion.  Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

Section 3.3                                    Integration.  This Agreement constitutes the entire agreement among the parties and supersedes all prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter of this Agreement.

Section 3.4                                    Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner to the end that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

Section 3.5                                    Governing Law.  THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN DELAWARE, AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES TO THE EXTENT THAT SUCH PRINCIPLES WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

Section 3.6                                    Consent to Jurisdiction. Each of the parties irrevocably agrees that any legal action, suit or proceeding with respect to the interpretation and enforcement of this Agreement and the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, including negotiations thereof, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the state of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware, including any applicable appellate court).  Each of the parties irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts.  Each of the parties irrevocably waives, and agrees not to assert, as a defense in any legal action, suit or proceeding for the interpretation or enforcement of this Agreement or of any document referred to in this Agreement, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts.  The Parties consent to and grant to the extent permitted by Law, any said court jurisdiction over the subject matter of any dispute contemplated by this Section 3.6 and agree that mailing of process or other papers in connection with any such action, suit or proceeding in the manner provided in Section 3.1 or in such other manner as may be permitted by law shall be valid and sufficient service thereof.

Section 3.7                                    No Third Party Beneficiary.  Nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 3.8                                    Further Assurances.  Subject to the terms and conditions of this Agreement, each of the parties shall use its reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable law to consummate the transactions contemplated hereby.  Without limiting the generality of the foregoing, each party, on behalf of itself and its Affiliates, agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement and all such transactions.  The parties will coordinate and cooperate with each other in exchanging such information and assistance as any of the parties may reasonably request in connection with the foregoing.

Section 3.9                                    Facsimiles; Counterparts.  Delivery of an executed signature page of this Agreement by facsimile or other customary means of electronic transmission (e.g., .pdf) shall be deemed binding for all purposes hereof, without delivery of an original signature page being thereafter required.  This Agreement may be executed in one or more counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall constitute one and the same document.

[Signature page follows]

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties as of the date first set forth above.

CROSSTEX ENERGY, INC.

By:	/s/ Michael J. Garberding
Name:	Michael J. Garberding
Title:	Executive Vice President and Chief
Financial Officer

CROSSTEX ENERGY, L.P.

By:	/s/ Michael J. Garberding
Name:	Michael J. Garberding
Title:	Executive Vice President and Chief
Financial Officer

ENLINK MIDSTREAM, LLC

By:	EnLink Midstream Manager, LLC,
its managing member

By:	/s/ Michael J. Garberding
Name:	Michael J. Garberding
Title:	Executive Vice President and Chief
Financial Officer

SIGNATURE PAGE TO
PREFERENTIAL RIGHTS AGREEMENT